Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

        In connection with the quarterly report of New Century Equity Holdings Corp. (the “Company”) on Form 10-Q for the three and nine months ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof, I, Parris H. Holmes, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)	The Form 10-Q report for the three and nine months ended September 30, 2003, filed with the Securities and Exchange Commission on November 11, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q report for the three and nine months ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of New Century Equity Holdings Corp.

By: /s/ PARRIS H. HOLMES, JR. ———————————— Parris H. Holmes, Jr. Chairman of the Board of Directors and Chief Executive Officer	Date: November 11, 2003 ————————